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                                                                    EXHIBIT 23.4

                    CONSENT OF CROWE, CHIZEK AND COMPANY LLP
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To Fifth Third Bancorp:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Merchants Bancorp, Inc. Thrift Plan of our report dated October 24, 2000 on the Merchants Bancorp, Inc. Thrift Plan (the "Plan") 1999 financial statements included in the Form 11-K of the Plan for the year ended December 31, 1999.

/s/ Crowe, Chizek and Company LLP

Oak Brook, Illinois
June 19, 2001